Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shift4 Payments, Inc. of our report dated March 6, 2020, except with respect to the events and conditions from COVID-19 discussed in Note 2, as to which the date is May 15, 2020, relating to the financial statements of Shift4 Payments, LLC, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-238307) of Shift 4 Payments, Inc.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 9, 2020